Exhibit 32(b)

TXU ENERGY COMPANY LLC
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CFO

The undersigned, Kirk R. Oliver, Executive Vice President and Chief Financial Officer of TXU Energy Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 21st day of March, 2005.

/s/       Kirk R. Oliver
            Name: Kirk R. Oliver
            Title: Executive Vice President and
      Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to TXU Energy Company LLC and will be retained by TXU Energy Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.